AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SAVVIS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 SAVVIS Parkway

Town & Country, Missouri 63017

(Address of Principal Executive Offices) (Zip Code)

SAVVIS, Inc.

Amended & Restated 2003 Incentive Compensation Plan

(Full Title of Plan)

Jeffrey H. Von Deylen

Executive Vice President & Chief Financial Officer

SAVVIS, Inc.

1 SAVVIS Parkway

Town & Country, MO 63017

(314) 628-7000

(Name and Address of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	4,736,573	$27.13	$128,503,225	$13,750

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, par value $0.01 per share, of Registrant (the “Common Stock”), the number of shares of Common Stock registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Computed pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the registration fee, based upon an assumed price of $27.13 per share, which was the average of the high and low prices of the Registrant’s Common Stock on July 21, 2006, as reported on the Nasdaq Capital Market. Pursuant to Rule 429 under the Securities Act, the filing fee does not include the registration fee paid previously in connection with 1,403,240 shares of common stock that are being carried forward from Registration Statement No. 333-101069, as described below.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO REGISTRATION STATEMENT NO. 333-101069, WHICH THE REGISTRANT PREVIOUSLY FILED ON FORM S-8 ON NOVEMBER 7, 2002. THE REGISTRANT IS CARRYING FORWARD 1,403,240 SHARES OF COMMON STOCK FROM REGISTRATION STATEMENT NO. 333-101069. A REGISTRATION FEE IN THE AMOUNT OF $3,811.00 WAS PREVIOUSLY PAID BY THE REGISTRANT IN CONNECTION WITH REGISTRATION STATEMENT NO. 333-101069. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-101069, AND SUCH POST EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers 4,736,573 additional shares of common stock of SAVVIS, Inc. (the “Registrant”), par value $0.01 per share (the “Common Stock”), for issuance pursuant to benefits awarded under the Registrant’s Amended and Restated 2003 Incentive Compensation Plan. The 4,736,573 additional shares being registered hereunder include 1,403,240 shares that are being rolled over into the Registrant’s Amended and Restated 2003 Incentive Compensation Plan from the Registrant’s 1999 Stock Option Plan, of which 24,917 were available on July 18, 2006 and up to 1,378,323 shares may become available in the future in the event of expiration, termination or forfeiture of outstanding options. The contents of the earlier Registration Statements on Form S-8 filed with respect to the Registrant’s 2003 Incentive Compensation Plan, as filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2003, Registration Statement No. 333-107149, and on November 2, 2004, Registration No. 333-120165, are, to the extent not modified herein, hereby incorporated by reference. Share numbers referenced in this Registration Statement reflect the one-for-fifteen reverse stock split effected by the Registrant on June 6, 2006.

A description of the amendments to the Amended and Restated 2003 Incentive Compensation Plan is included in the Registrant’s definitive proxy statement on Schedule 14A dated March 23, 2006, with respect to the Registrant’s Annual Meeting of Stockholders held on April 25, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 28, 2006;

(b)	All reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2005; and

(c)	The description of the Registrant’s common stock, contained in the Registrant’s registration statement on Form 8-A filed with the SEC on February 8, 2000, which incorporates by reference the description of the Registrant’s common stock from the Registrant’s registration statement on Form S-1 (SEC Registration No. 333-90881).

In addition, all documents and reports filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.	EXHIBITS

Exhibit No.	Exhibit

5.1	Opinion of Hogan & Hartson LLP.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page of the registration statement).

99.1	Amended & Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town & Country, State of Missouri on July 25, 2006.

SAVVIS, INC.

By:	/s/ Philip J. Koen
Philip J. Koen Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Koen, Jeffrey H. Von Deylen and Jonathan C. Crane, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Philip J. Koen Philip J. Koen	Chief Executive Officer and Director (principal executive officer)	July 25, 2006

/s/ Jeffrey H. Von Deylen Jeffrey H. Von Deylen	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	July 25, 2006

/s/ Jonathan C. Crane Jonathan C. Crane	President and Director	July 25, 2006

/s/ James E. Ousley James E. Ousley	Chairman of the Board of Directors	July 25, 2006

/s/ John D. Clark John D. Clark	Director	July 25, 2006

/s/ Clyde A. Heintzelman Clyde A. Heintzelman	Director	July 25, 2006

/s/ Thomas E. McInerney Thomas E. McInerney	Director	July 25, 2006

/s/ James P. Pellow James P. Pellow	Director	July 25, 2006

SIGNATURE	TITLE	DATE

/s/ David A. Walsh David A. Walsh	Director	July 25, 2006

/s/ Patrick J. Welsh Patrick J. Welsh	Director	July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page of the registration statement).

99.1	Amended & Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).